UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

July 16, 2009

Date of Report (Date of earliest event reported)

SHORETEL, INC.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-33506	77-0443568
(Commission file number)	(I.R.S. Employer Identification No.)

960 Stewart Drive, Sunnyvale, CA	94085
(Address of principal executive offices)	(Zip Code)

(408) 331-3300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 16, 2009, the Registrant, as tenant, entered into a First Amendment to Lease (“Amendment”) with Carr NP Properties, L.L.C. (“Landlord”). The Registrant and Landlord are party to an Office Lease dated as of April 20, 2007 (the “Existing Lease”), pursuant to which Landlord leases to Registrant its corporate headquarters, consisting of approximately 63,781 square feet of space, located at 960 Stewart Drive, Sunnyvale, California (the “Premises”). The Existing Lease was scheduled to expire on October 31, 2009.

The Amendment extends the term of the Existing Lease to September 30, 2014. The Amendment further provides for base rent as follows:

Period During Lease Term	Annual Base Rent
May 1, 2009 – September 30, 2009	N/A
October 1, 2009 – September 30, 2010	$994,983.60
October 1, 2010 – September 30, 2011	$1,024,833.11
October 1, 2011 – September 30, 2012	$1,055,578.10
October 1, 2012 – September 30, 2013	$1,087,245.44
October 1, 2013 – September 30, 2014	$1,119,862.81

The Amendment also provides that Landlord will contribute to the cost of any interior office and lab improvements to the Premises, cabling and signage to the extent of the lesser of (i) $1,052,386.50, or (ii) the actual cost of the alterations.

The Amendment also provides Registrant with an expansion option, which gives Registrant the right (but not the obligation) to lease additional space in adjacent buildings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHORETEL, INC.

Date: July 20, 2009	By:	/s/ Ava M. Hahn
	Name:	Ava M. Hahn
	Title:	Vice President & General Counsel